Exhibit 10.2

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated as of October 9, 2014, is entered into by and among J.P. Morgan Acceptance Corporation I, a Delaware corporation (the “Depositor”), J.P. Morgan Mortgage Trust 2014-OAK4 (the “Trust”), J.P. Morgan Mortgage Acquisition Corp. (“JPMorgan Acquisition”) and Five Oaks Acquisition Corp. (the “Seller”).

RECITALS

WHEREAS JPMorgan Acquisition and the Seller have entered into a certain Mortgage Loan Purchase and Servicing Agreement, dated as of September 26, 2014, (as amended, the “Agreement”), pursuant to which JPMorgan Acquisition has acquired certain Mortgage Loans, on a servicing-retained basis, identified on the mortgage loan schedule (the “Seller Mortgage Loan Schedule”) attached as Annex I hereto (the “Seller Mortgage Loans”) from the Seller;

WHEREAS the Depositor has agreed, on the terms and conditions contained herein, to purchase from JPMorgan Acquisition the Seller Mortgage Loans;

WHEREAS the Trust has agreed, on the terms and conditions contained herein and the Sale and Servicing Agreement, dated as of October 9, 2014 (the “SSA”), among JPMorgan Acquisition, the Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator (in such respective capacities, the “Master Servicer” and the “Securities Administrator”), and the Trust, to purchase from the Depositor the Seller Mortgage Loans; and

WHEREAS the Trust desires that the Seller continue to act as Servicing Administrator with respect to the Seller Mortgage Loans pursuant to the Agreement and this Assignment; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.            Assignment and Assumption

(a)          On and as of the date hereof, JPMorgan Acquisition hereby sells, assigns and transfers to the Depositor all of its right, title and interest in the Seller Mortgage Loans and all the rights and obligations related thereto, including all the rights and obligations of the “Purchaser” as provided under the Agreement, to the extent relating to the Seller Mortgage Loans. The Depositor hereby accepts such assignment from JPMorgan Acquisition and assumes such obligations. For the avoidance of doubt, JPMorgan Acquisition retains (i) the rights of the “Purchaser” under the Agreement in connection with a breach occurring prior to the date hereof of a representation or warranty set forth in Subsection 7.01 or 7.02 of the Agreement and all remedies related thereto under the Agreement and (ii) the rights of the “Purchaser” under the Agreement in connection with any breach occurring prior to the date hereof of any representation, warranty or covenant made by the Seller under the Agreement with respect to the Seller Mortgage Loans, including without limitation, the covenant set forth in Subsection 7.04; provided that, in the case of each of (i) and (ii), such rights and remedies shall be determined without giving effect to any amendments of the Agreement pursuant to this Assignment.

(b)          On and as of the date hereof, the Depositor hereby sells, assigns and transfers to the Trust all of its right, title and interest in the Seller Mortgage Loans and all the rights and obligations related thereto, including all the rights and obligations of the “Purchaser” as provided under the Agreement, to the extent relating to the Seller Mortgage Loans. The Trust hereby accepts such assignment from the Depositor and assumes such obligations.

(c)          On and as of the date hereof, JPMorgan Acquisition represents and warrants to the Depositor and the Trust that JPMorgan Acquisition has not taken any action that would impair or encumber the respective ownership interests of the Depositor and the Trust in the Seller Mortgage Loans since the date of JPMorgan Acquisition’s acquisition of the Seller Mortgage Loans.

2.            Seller Representations, Warranties and Covenants

(a)          Seller hereby restates, as of October 9, 2014, the representations and warranties set forth in Subsection 7.02 of the Agreement (other than those set forth in Subsection 7.02(d), (f), (h), (i) and (j)) with respect to each of the Seller Mortgage Loans, to and for the benefit of the Depositor and the Trust, and by this reference incorporates such representations and warranties herein.

(b)          Seller, with respect to each Seller Mortgage Loan, hereby makes the representations and warranties set forth in Exhibit A hereto to the Depositor and the Trust as of October 9, 2014 or the date specified therein. The representations and warranties set forth in Exhibit A hereto shall replace in their entirety the representations and warranties set forth in Subsection 7.01 of the Agreement with respect to each Seller Mortgage Loan and each Substitute Mortgage Loan, if any, substituted for a Seller Mortgage Loan pursuant to the terms of the Agreement. Upon such substitution, each Substitute Mortgage Loan substituted for a Seller Mortgage Loan shall be subject to the terms of the Agreement and this Assignment. In addition, Seller shall be deemed to have made with respect to each such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties set forth in Exhibit A hereto, and all references to the Closing Date or securitization closing date in Exhibit A hereto shall be deemed to refer to such date of substitution.

(c)          In connection with each Substitute Mortgage Loan substituted for a Seller Mortgage Loan, Seller shall be deemed to have represented, as of the date of such substitution, that such Substitute Mortgage Loan satisfies the definition thereof set forth in the Agreement.

(d)          With respect to each MERS Designated Mortgage Loan, the Seller shall register U.S. Bank Trust National Association, not in its individual capacity but solely as Delaware Trustee of J.P. Morgan Mortgage Trust 2014-OAK4, as the trustee with respect to such MERS Designated Mortgage Loan on the records of MERS using the Delaware Trustee’s MERS registration number; provided, that the Delaware Trustee’s MERS registration number shall not be recorded in any field other than the trustee field and the Seller or its Subservicer shall use any procedures available on MERS in connection with such registration to indicate on MERS that such MERS Designated Mortgage Loans are not held by the Delaware Trustee in its individual capacity but rather solely in its capacity as Delaware Trustee for the Trust. The Seller understands and agrees and shall cause its Subservicer to agree that the Delaware Trustee’s MERS registration number does not include servicing and shall not be used for such purposes and shall not imply that it is being used for such purposes.

(e)          Seller or its Subservicer shall prepare and submit an assignment to remove from the MERS® System each Seller Mortgage Loan that is a MERS Designated Mortgage Loan that is subject to a MERS Event within 15 Business Days after the occurrence of such MERS Event. Seller or it Subservicer shall notify the Master Servicer, the Custodian and the Delaware Trustee upon the removal of a Seller Mortgage Loan from the MERS® System. For purposes of this section, “MERS Event” shall mean the occurrence of any of the following events: (i) a Monthly Payment on a Seller Mortgage Loan has not been received within 60 days of its Due Date; (ii) a court of competent jurisdiction in a particular state rules that MERS is not an appropriate, permissible or authorized system for transferring ownership of a Seller Mortgage Loan in that state; or (iii) (A) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against MERS, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (B) MERS shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to MERS or of or relating to all or substantially all of its property; or (C) MERS shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations. With respect to the event described in clause (ii), a MERS Event will be deemed to have occurred with respect to all Seller Mortgage Loans that are MERS Designated Mortgage Loans in the related state, and with respect to any of the events described in clause (iii), a MERS Event will be deemed to have occurred with respect to all of the Seller Mortgage Loans that are MERS Designated Mortgage Loans.

Upon removal of a Seller Mortgage Loan from MERS as described in the preceding paragraph, Seller or its Subservicer shall deliver to the Custodian (on behalf of the Trust) an Assignment of Mortgage to the Trust in recordable form and in substance acceptable to the Custodian and, upon the reasonable request of the Custodian, such further instruments as are necessary or proper to effect the removal from registration on the MERS System.

Seller hereby agrees that, from and after the date hereof, it shall not designate, and it shall not cause any other person to designate, any Seller Mortgage Loan as a MERS Designated Mortgage Loan.

(f)           The Seller hereby agrees that if, after the date hereof, the Seller changes any subservicer used by it to service the Seller Mortgage Loans, it shall promptly notify the Master Servicer of such change in subservicer.

3.            Recognition of Trust

(a)          From and after the date hereof, each of the Seller, JPMorgan Acquisition and the Depositor shall note the transfer of the Seller Mortgage Loans to the Trust in their respective books and records and shall recognize the Trust, as of the date hereof, as the owner of the Seller Mortgage Loans, and as the “Purchaser” under the Agreement to the extent relating to the Seller Mortgage Loans, and any trustee of the Trust as an “agent” of the Purchaser for purposes of Subsection 12.01 of the Agreement and any such trustee shall be entitled to the same indemnity as the Purchaser thereunder. The Seller shall service, or cause to be serviced, the Seller Mortgage Loans for the benefit of the Trust pursuant to the Agreement, the terms of which are incorporated herein by reference, and this Assignment as if the Trust and the Seller had entered into a separate servicing agreement for the servicing of the Seller Mortgage Loans. It is the intention of the Seller, the Depositor, the Trust and JPMorgan Acquisition that this Assignment shall be binding upon and inure to the benefit of the Depositor, the Trust and JPMorgan Acquisition and their respective successors and assigns.

(b)          Without in any way limiting the foregoing, the parties confirm that this Assignment includes the rights relating to any amendments under the Agreement. Accordingly, the right of JPMorgan Acquisition to consent to any amendment of the Agreement as set forth in Section 26 of the Agreement shall be exercisable by the Trust, as assignee, to the extent any such amendment affects the Seller Mortgage Loans or any of the rights or obligations under the Agreement with respect thereto.

4.            Recognition of Master Servicer and Securities Administrator

(a)          Seller hereby acknowledges that Wells Fargo Bank, N.A. has been appointed by the Trust as the Master Servicer of the Seller Mortgage Loans pursuant to the SSA and, therefore, has the non-exclusive right (along with the Securities Administrator and U.S. Bank Trust National Association, not in its individual capacity but solely as Delaware Trustee (the “Delaware Trustee”)) on behalf of the Trust, in accordance with the provisions of the SSA, to enforce all obligations of Seller to the Trust under the Agreement and this Assignment. All reports and certifications required to be delivered to the Trust by Seller under the Agreement and this Assignment shall be delivered to the Master Servicer and the Securities Administrator at the applicable address set forth in Section 12 of this Assignment, and where such documents are required to be addressed to any party, such addressee(s) shall include the Master Servicer and the Securities Administrator, and the Master Servicer and the Securities Administrator shall be entitled to rely on such documents. Seller hereby agrees to provide the Master Servicer and Securities Administrator with a monthly report in the form of Exhibit B hereto or in form and substance mutually agreed to by Seller and the Master Servicer, and shall include the information required to be provided under Subsection 11.25 of the Agreement. Seller shall make all distributions required to be made under the Agreement and this Assignment, including distributions required pursuant to Subsection 11.15 of the Agreement, with respect to the Seller Mortgage Loans to the Master Servicer by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.

ABA Number: 121-000-248

Account Name: Corporate Trust Clearing

Account Number: 3970771416

For further credit to: 83405000

(b)          The parties hereto acknowledge that all consents required to be obtained by Seller from the “Purchaser” under the Agreement with respect to the Seller Mortgage Loans may be obtained from the Trust or from the Master Servicer, the Securities Administrator or the Delaware Trustee on behalf of the Trust. Notwithstanding anything to the contrary set forth in the Agreement, with respect to modifications pursuant to Subsection 11.01(e), foreclosure actions pursuant to Subsections 11.01(g) and 11.02, and REO dispositions pursuant to Subsection 11.13, if the consent (or objection) of the Master Servicer or Securities Administrator (on behalf of the Trust) (which consent (or objection) shall be provided in accordance with the provisions of Section 10.02(b) of the SSA) is not received by Seller within five (5) Business Days of a request therefor by Seller, such consent shall be deemed to have been granted. Any such consent request from Seller shall be sent to CTSDefaultHolderRequests@wellsfargo.com.

(c)          If so requested by the Securities Administrator, the Master Servicer or the Depositor, Seller shall provide to the requesting party (with a copy to the Depositor if it is not the requesting party) a copy of such records or information specified in such request that is in Seller’s possession and that is related to the Seller Mortgage Loan(s) specified in such request.

5.            Other Representations and Warranties

(a)          Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(b)          Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)          Seller represents that it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Agreement and this Assignment.

6.            Establishment of Custodial Account and Escrow Accounts.

(a)          Seller shall establish and maintain a separate Custodial Account for all funds collected and received on the Seller Mortgage Loans titled “Five Oaks Acquisition Corp., in trust for J.P. Morgan Mortgage Trust 2014-OAK4”. The provisions of the Agreement relating to the Custodial Accounts shall be applicable to this Custodial Account.

(b)          All Escrow Accounts established and maintained by Seller with respect to the Seller Mortgage Loans pursuant to Subsection 11.06 of the Agreement shall be titled “Five Oaks Acquisition Corp., in trust for J.P. Morgan Mortgage Trust 2014-OAK4 and various Mortgagors”. The provisions of the Agreement relating to the Escrow Accounts shall be applicable to these Escrow Accounts.

7.            Arbitration

(a)          If Seller (i) receives a request from any of the Trust, the Delaware Trustee, the Securities Administrator or the Master Servicer to repurchase a Seller Mortgage Loan due to a breach of a representation or warranty with respect thereto contained in Section 2(b) of this Assignment (the “Initial Request”) and (ii) Seller wishes to dispute the Initial Request, Seller shall, within 60 days of the receipt of the Initial Request, deliver to the Trust, the Delaware Trustee, JPMorgan Acquisition, the Depositor, the Master Servicer and the Securities Administrator a response (the “Initial Response”) indicating that it disputes the Initial Request and shall provide the basis on which it disputes such Initial Request and shall provide such additional information or documentation to support its contention that such Seller Mortgage Loan is not required to be repurchased by Seller pursuant to the Agreement or this Assignment.

(b)          After delivery of the Initial Response by Seller, if Seller (i) receives a subsequent request from any of the Trust, the Delaware Trustee, the Securities Administrator or the Master Servicer to repurchase the Seller Mortgage Loan on the same basis as set forth in the Initial Request (the “Subsequent Request”) and (ii) Seller wishes to dispute the Subsequent Request, Seller shall, within 60 days of the receipt of the Subsequent Request, deliver a notice (the “Arbitration Notice”) to the Trust, JPMorgan Acquisition, the Depositor, the Delaware Trustee, the Master Servicer and the Securities Administrator indicating that it disputes the Subsequent Request and shall provide the basis on which it disputes such Subsequent Request and such additional information or documentation to support its contention that such Seller Mortgage Loan is not required to be repurchased by Seller pursuant to the Agreement or this Assignment. Any dispute arising in connection with a Subsequent Request (and any matters related to such a dispute) that are not raised within 60 days of the receipt of such Subsequent Request shall be waived. Any dispute arising in connection with a Subsequent Request and any matters related to such dispute shall be finally resolved by arbitration in accordance with this Section 7, and the arbitration procedures described herein shall be the sole mechanism to resolve any such dispute or such related matters. Arbitration proceedings with respect to one or more unresolved disputes may be commenced only during July or January of a calendar year (each, an “Arbitration Month”), and all matters with respect to which an Arbitration Notice has been delivered and with respect to which arbitration proceedings have not commenced shall be subject to arbitration proceedings commencing in the next Arbitration Month.

(c)          Subject to the terms of this Assignment, the arbitration proceeding hereunder shall be conducted in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration then currently in effect (the “CPR Institute Rules”), or if the International Institute for Conflict Prevention and Resolution, Inc. (“CPR”) no longer exists or the CPR Institute Rules would no longer permit arbitration of the dispute, then such other arbitral rules as Seller and the Trust may mutually agree to apply to such arbitration (“Alternate Arbitration Rules”), except to the extent any of the CPR Institute Rules or any Alternate Arbitration Rules are inconsistent with any other provisions of this Section 7, in which case the provisions in this Section 7 shall govern. The place of the arbitration shall be deemed to be New York, New York, and the laws of the State of New York (other than its conflict of laws principles) shall apply to the dispute. A party, in its discretion, may appear via video or teleconference at any or all arbitration proceedings.

(d)          A single arbitrator shall be selected by Seller and the Trust, and such arbitrator shall be a member of the CPR Panels of Distinguished Neutrals and, to the extent possible, have experience in residential mortgage loan underwriting procedures and arbitrating disputes related to the financial services industry. Seller and the Trust, including their attorneys or representatives, shall not have any ex parte communications with the arbitrator during the pendency of any arbitration, except that a party may have communications in connection with the appointment of the designated arbitrator. The arbitrator shall not have any actual or potential conflict of interest in deciding or hearing any dispute. The arbitrator shall have no authority to amend or modify the terms of this Assignment (or any of the documents executed in connection herewith). The arbitration hearing shall take place by video conference unless Seller and the Trust agree otherwise.

(e)          The arbitrator shall resolve the dispute for which an Arbitration Notice has been delivered. The arbitrator shall resolve the dispute on the basis of a review of the information regarding the applicable Seller Mortgage Loan that each of the Trust (or any of its agents) and Seller delivers to the arbitrator. Upon a showing of good cause, either Seller or the Trust may request the arbitrator to direct the production of such additional information, evidence and/or documentation related to the applicable Seller Mortgage Loan from Seller or the Trust that the arbitrator determines is both relevant to the arbitration and material to its outcome.

(f)          The decision of the arbitrator shall be final and binding. The arbitration proceeding shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and the prevailing party may seek to enforce the judgment of the arbitrator exclusively in any state or federal court of competent jurisdiction in any State of the United States of America. The non-prevailing party may not seek judicial review of any finding, decision or judgment by the arbitrator.

(g)          Seller, the Trust, the arbitrator, CPR and their respective attorneys and agents shall treat the proceedings, any materials produced in connection with such proceeding and the decisions of the arbitrator as confidential, except in connection with judicial proceedings ancillary to the arbitration, such as enforcement of an award, and unless otherwise required by law or to protect a legal right of a party; provided, that the conclusion of whether or not a breach of a particular representation and warranty occurred (including identifying the particular representation and warranty) and whether or not a related repurchase obligation exists may be made public by Seller, the Trust and their respective agents (including the Securities Administrator and the Master Servicer).

(h)          Initially, Seller and the Trust shall each pay 50% of the costs and expenses of the arbitrator and the costs of the arbitration proceeding, in each case, to the extent such costs and expenses are payable prior to the conclusion of the related arbitration proceeding, and each of Seller and the Trust shall bear their own respective costs, expenses, attorneys’ fees and other legal expenses in connection with any arbitration proceeding under this Section 7. However, the non-prevailing party (as determined by the arbitrator) shall (i) bear all costs of arbitration including the cost and expenses of the arbitrator and the cost of the arbitration proceeding and (ii) reimburse the prevailing party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and arbitration proceeding (including, if the Trust is the prevailing party, any expenses of any party hired by the Trust to perform a breach review in respect of the related Seller Mortgage Loan), provided that the non-prevailing party shall not be required to reimburse pursuant to this clause (ii) more than $25,000 of the aggregate amount of such costs, expenses, attorneys’ fees and legal expenses in respect of each Seller Mortgage Loan that was the subject of such dispute and arbitration proceeding (which, for the avoidance of doubt, shall be exclusive of the fee due to the arbitrator). Seller and the Trust shall use reasonable efforts to locate an arbitrator that will agree to be retained in connection with an arbitration proceeding hereunder for a fee of $25,000 or less; provided, however, that if Seller and the Trust cannot locate an arbitrator that will agree to such fee, then such fee limit shall not apply. In the event that multiple Seller Mortgage Loans are subject to the same arbitration proceeding, then the prevailing party shall be the party whose position prevails with respect to more than 50% of such Seller Mortgage Loans, measured by the number of Seller Mortgage Loans without regard to any Seller Mortgage Loan’s principal balance. In the event that a prevailing party cannot be determined pursuant to the preceding sentence due to no party prevailing with respect to more than 50% of the related Seller Mortgage Loans, then 50% of all costs and expenses of the arbitrator and the costs of the related arbitration proceeding shall be payable by each of Seller and the Trust, and each of Seller and the Trust shall bear their own respective costs, expenses, attorneys’ fees and other legal expenses in connection with the related arbitration proceeding.

(i)           The prevailing party shall submit to the non-prevailing party a copy of all documented costs and expenses and a copy of all invoices representing costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the arbitration proceeding, and the non-prevailing party shall pay such costs, expenses, attorneys’ fees and legal expenses to the prevailing party within 30 calendar days of receipt of such documents (or in the case of the Trust, on the next distribution date on which payments are remitted to its securityholders in respect of the calendar month in which such documented expenses are received). Any dispute as to the recoverable amount of the prevailing party’s costs, expenses, attorneys’ fees and other legal expenses, shall be resolved by the arbitrator.

8.            Certain Expenses

All parties to this Assignment shall be responsible for their own expenses in connection with this Assignment.

9.          Governing Law

THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

10.         Helping Families Notice

With respect to each Seller Mortgage Loan, on or before November 8, 2014, Seller shall furnish or cause to be furnished to the Mortgagor of each Seller Mortgage Loan the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) with respect to the transfer of the Seller Mortgage Loans to the Trust in accordance with the provisions of the Helping Families Act, such notice substantially in the form attached hereto as Exhibit C.

11.          Amendments to the Agreement

The parties to the Agreement hereby agree to amend the Agreement with respect to the Seller Mortgage Loans as follows:

(a)          by deleting the definition of Repurchase Price in Subsection 1.01 in its entirety and replacing it with the following:

“Repurchase Price: (I) With respect to any Mortgage Loan other than a Liquidated Mortgage Loan, an amount equal to (x) the Scheduled Principal Balance of such Mortgage Loan subject to repurchase, plus (y) (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Remittance Rate from and including the Due Date through which interest was last paid by or on behalf of the Mortgagor through the last day of the month in which such repurchase occurs; (ii) all costs and expenses, including reasonable attorneys fees, incurred by the Purchaser to effect the repurchase of such Mortgage Loan; (iii) any such additional amounts as may be reasonably necessary to assign and transfer such servicing from the Purchaser to the Seller; and (iv) any costs and/or damages incurred in connection with any violation of any predatory lending law, minus (z) any amounts on deposit in the Custodial Account in respect of such Mortgage Loan that shall be remitted to the Purchaser in accordance with the terms of the Agreement; and (II) with respect to a Liquidated Mortgage Loan, an amount equal to the amount set forth with respect to such Liquidated Mortgage Loan in the field reflecting the loss realized by the Purchaser in the monthly report related to the month in which such Mortgage Loan became a Liquidated Mortgage Loan delivered by the Servicing Administrator pursuant to Subsection 11.16 of the Agreement.”;

(b)          by deleting the definition of Substitute Mortgage Loan in Subsection 1.01 in its entirety and replacing it with the following:

“Substitute Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, satisfy each of the following criteria (individually, or with respect to clause (i), with any other Substitute Mortgage Loans being substituted for a single Deleted Mortgage Loan): (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Monthly Payment for each Substitute Mortgage Loan due in the month of substitution, not in excess of, and not more than 10% less than, the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) if the Substitute Mortgage Loan is a fixed rate Mortgage Loan, have a fixed Mortgage Interest Rate not less than the Mortgage Interest Rate of the Deleted Mortgage Loan and not more than 1% per annum higher than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have been originated (A) in substantial conformance with underwriting guidelines substantially no less stringent than that of the Deleted Mortgage Loan and (B) subject to general borrower documentation delivery requirements substantially no less stringent than that of the Deleted Mortgage Loan; (iv) have a debt-to-income ratio at origination of no more than 5% higher than that of the Deleted Mortgage Loan, and in no event higher than 45%; (v) have a borrower with a credit score at origination of no lower than 25 points less than the credit score at origination of the borrower for the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Interest Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner-occupied; (ix) if the Substitute Mortgage Loan is an ARM Mortgage Loan, have a Maximum Rate not less than the Maximum Rate of such Deleted Mortgage Loan and not more than 1% per annum higher than the Maximum Rate of such Deleted Mortgage Loan; (x) if the Substitute Mortgage Loan is an ARM Mortgage Loan, have a Margin not less than that of such Deleted Mortgage Loan; (xi) have a Loan-to-Value Ratio no higher than the original Loan-to-Value Ratio of such Deleted Mortgage Loan; (xii) have a remaining term to maturity no greater than (and not more than one year less than that of) such Deleted Mortgage Loan; (xiii) if the Substitute Mortgage Loan is an ARM Mortgage Loan, have a next interest rate adjustment date not more than two months later than the next interest rate adjustment date on the Deleted Mortgage Loan; (xiv) if the Substitute Mortgage Loan is an ARM Mortgage Loan, have a Minimum Rate not less than that of such Deleted Mortgage Loan and not more than 1% per annum higher than the Minimum Rate of such Deleted Mortgage Loan; (xv) if the Substitute Mortgage Loan is an ARM Mortgage Loan, not permit conversion of the related Mortgage Interest Rate to a permanent fixed Mortgage Interest Rate; (xvi) have the same Index as that of such Deleted Mortgage Loan; and (xvii)  the Custodian has delivered a certification noting no defects or exceptions with respect to such Substitute Mortgage Loan.”

(c)          by adding (in alphabetical order) the following definitions to Subsection 1.01:

“Liquidated Mortgage Loan: A defaulted Mortgage Loan (including any REO Property) as to which the Servicing Administrator has determined that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.”

“Margin: As to each ARM Mortgage Loan, the percentage amount set forth on the related Mortgage Note added to the Index for the purpose of calculating the Mortgage Interest Rate thereon.”

“Maximum Rate: As to any Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.”

“Minimum Rate: As to any Mortgage Loan, the minimum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.”; and

(d)          by deleting Exhibit 16 and replacing it with Exhibit C hereto;

(e)          by deleting Subsections 7.04 and 7.05 in their entirety and replacing each with the following: “[Reserved.]”;

(f)           by amending and restating Subsection 11.01(g) in its entirety to read as follows:

“The Servicing Administrator shall notify the Purchaser or its designee of its intention to institute any foreclosure proceeding no less than ten (10) days prior to initiating such proceeding. Prior to accepting a deed-in-lieu of foreclosure or a partial release of any of the Mortgaged Property subject to the lien of the Mortgage Property, the Servicing Administrator shall email Purchaser or its designee at CTSDefaultHolderRequests@wellsfargo.com and obtain the Purchaser’s or its designee’s written consent to such Servicing Administrator’s acceptance. In connection with any foreclosure sale, the Servicing Administrator shall consult with the Purchaser or its designee with regard to a bid price for the related Mortgaged Property and shall set such bid price in accordance with the Purchaser’s or its designee’s instructions. The Servicing Administrator shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Law and shall provide to the Mortgagors any reports required to be provided to them thereby; provided that the Servicing Administrator shall obtain the prior written consent of the Purchaser or its designee prior to making any Servicing Advance of $5,000 or more. The Purchaser or its designee shall furnish to the Servicing Administrator any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicing Administrator to carry out its servicing and administrative duties under this Agreement.”;

(g)          by amending and restating the third sentence of the last paragraph of Subsection 11.02 to read as follows: “As further set forth in Subsections 11.04 and 11.05, the Servicing Administrator shall fully reimburse itself from the Custodial Account for Advances related to Liquidation Proceeds from previous Remittance Dates, on the next Remittance Date.”;

(h)          by deleting the last sentence of the last paragraph of Subsection 11.02 in its entirety;

(i)           by amending and restating the penultimate paragraph of Subsection 11.05 to read as follows:

“Notwithstanding the foregoing, it is understood that the Servicing Administrator’s right to reimbursement pursuant to (b), (c), and (d) above with respect to a final liquidation of a Mortgage Loan shall be subject to the Servicing Administrator providing documentation in the form of Exhibit 14 to the Purchaser within ninety (90) days of final liquidation of such Mortgage Loan.”;

(j)           by deleting Subsection 11.13(b) in its entirety and replacing it with the following: “[Reserved.]”;

(k)          by deleting the proviso to the last sentence of Subsection 11.17 in its entirety;

(l)           by deleting the following words from the proviso to the first sentence of Subsection 11.18: “subject to the Purchaser’s or its designee’s prior approval,”;

(m)         by deleting the parenthetical in the first sentence of Subsection 12.01(b) in its entirety;

(n)          by deleting the third and fourth paragraphs of Subsection 14.01 in their entirety; and

(o)          by deleting Subsections 33.01, 33.02, 33.03, 33.06 and 33.07 in their entirety and replacing each with the following: “[Reserved.]”.

12.          Notices

Any notices or other communications permitted or required under the Agreement or this Assignment to be made to JPMorgan Acquisition, the Depositor, the Trust, the Delaware Trustee, the Seller, the Custodian, the Master Servicer and/or the Securities Administrator shall be made in accordance with the terms of the Agreement and this Assignment and shall be sent to JPMorgan Acquisition, the Depositor, the Trust, the Delaware Trustee, the Seller, the Custodian, the Master Servicer and the Securities Administrator, as applicable, as follows:

In the case of JPMorgan Acquisition:

J.P. Morgan Mortgage Acquisition Corp.

383 Madison Avenue

New York, New York 10179

Attention: General Counsel

with an email copy to:

JPMMACNotices@jpmorgan.com

In the case of the Depositor:

J.P. Morgan Acceptance Corporation I

383 Madison Avenue

New York, New York 10179

Attention: General Counsel

with an email copy to:

JPMMACNotices@jpmorgan.com

In the case of the Trust or the Delaware Trustee:

U.S. Bank Trust National Association

300 Delaware Avenue, 9th Floor

Wilmington, Delaware 19801

Attention: J.P. Morgan Mortgage Trust 2014-OAK4

with a copy to:

U.S. Bank National Association

Global Structured Finance

EP-MN-WS3D

60 Livingston Avenue

St. Paul, MN 55107-1419

Attention: J.P. Morgan Mortgage Trust 2014-OAK4

In the case of the Custodian:

Wells Fargo Bank, N.A.

751 Kasota Avenue

Suite MDC

Minneapolis, MN 55414

Attention: Client Services Manager

In the case of the Master Servicer or the Securities Administrator:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Kelly Rentz, JPMMT 2014-OAK4

In the case of Seller:

Five Oaks Acquisition Corp.

540 Madison Avenue, 19th Floor

New York, NY 10022

Attention: Loan Operations

Telephone: (212) 257-5072

Email: loanOPS@oakcirclecapital.com

or to such other address as may hereafter be furnished by JPMorgan Acquisition, the Depositor, the Trust, the Delaware Trustee, the Seller, the Custodian, the Master Servicer and the Securities Administrator, as applicable, to the parties in accordance with the provisions of the Agreement and this Assignment.

13.          Ratification

Except as modified and expressly amended by this Assignment, the Agreement is in all respects ratified and confirmed, and all terms, provisions and conditions thereof shall be and remain in full force and effect.

14.          Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

15.          Definitions

Unless otherwise specified, any capitalized term used but not defined in this Assignment has the same meaning as in the Agreement.

16.          No Recourse

It is expressly understood and agreed by the parties hereto that (a) this Assignment is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Delaware trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Trust in this Assignment and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust, under this Assignment or any other related documents.

17.          Third-Party Beneficiaries

This Assignment shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Each of the Delaware Trustee, the Master Servicer, the Securities Administrator and their respective successors shall be an express third-party beneficiary hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

J.P. MORGAN MORTGAGE ACQUISITION CORP.

By:	/s/ Helaine Hebble
Name: Helaine Hebble
Title: Executive Director

J.P. MORGAN ACCEPTANCE CORPORATION I

By:	/s/ Liam Sargent
Name: Liam Sargent
Title: President

J.P. MORGAN MORTGAGE TRUST 2014-OAK4

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Brian Giel
Name: Brian Giel
Title: Assistant Vice President

FIVE OAKS ACQUISITION CORP.

By:	/s/ Darren Comisso
Name: Darren Comisso
Title: Executive Vice President

Acknowledged:

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:	/s/ Shaheen Mohajer
Name: Shaheen Mohajer
Title: Vice President

Exhibit A

SELLER MORTGAGE LOANS REPRESENTATIONS AND WARRANTIES

Exhibit B

Monthly Reporting

EXHIBIT C

NOTICE OF NEW CREDITOR

ANNEX I

Seller Mortgage Loan Schedule